                                                                     EXHIBIT 4.2



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                              Dated: April 12, 2000

                  To Purchase 50,000 Shares of Common Stock of

                          COYOTE NETWORK SYSTEMS, INC.

                  COYOTE NETWORK SYSTEMS, INC., a Delaware corporation (the "Company"), hereby certifies that FIRST VENTURE LEASING, LLC ("First Venture") and its permissible transferees, designees, successors and assigns (collectively, the "Holder"; provided that if First Venture transfers this Warrant Certificate and its rights hereunder, in whole or in part, to more than one person, each such transferee of all or a portion of this Certificate (as defined in Section 1 below) or such rights shall be deemed a "Holder" for all purposes hereof, and each reference to "the Holder" shall be understood to refer to each such transferee), for value received, is entitled to purchase from the Company at any time before April 12, 2003, up to 50,000 shares (each a "Share" and collectively the "Shares") of the Company's common stock, $1.00 par value per share (the "Common Stock"), at an exercise price (the "Exercise Price") of $5.00 per Share, in accordance with the terms and conditions set forth herein. The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 5 hereof.

                  1. Condition Precedent. The warrants (the "Warrants") represented by this Common Stock Purchase Warrant Certificate (the "Warrant Certificate" or "Certificate") shall not be eligible for exercise and the Company shall be under no obligation to honor any attempted exercise until: (a) the Company has received a countersigned original of this Certificate surrendered by the Holder thereof; and (b) the Company has amended its Certificate of Incorporation to authorize the issuance of additional shares of Common Stock in a number not less than the sum of (i) the maximum number of shares of Common Stock to be purchased pursuant to this Certificate and (ii) the maximum number of Default Shares issuable pursuant to Section 6(b) hereof through

December 31, 2000 (which the Company covenants and agrees to use its best efforts to do by not later than April 30, 2000) (the "Share Authorization Condition").

                  2. Exercise of Warrants. Upon presentation and surrender of this Warrant Certificate, or a lost certificate affidavit in form reasonably acceptable to the Company, accompanied by a completed Election to Purchase in the form attached hereto as Exhibit A (the "Election to Purchase") duly executed, at the office of the Company at 4360 Park Terrace Drive, Westlake Village, CA 91361, Attn: President, together with a check payable to the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, the Company or the Company's Transfer Agent as the case may be, shall, within three (3) Trading Days (as defined below) of receipt of the foregoing, deliver to the Holder hereof, certificates of fully paid and non-assessable Common Stock which in the aggregate represent the number of Shares being purchased. The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder and shall be registered in the name of the Holder, or such other name as shall be designated by the Holder (provided that the Holder supplies the Company with a legal opinion of counsel, acceptable to the Company and its counsel, that the issuance of the certificate to other than the Holder is permitted under applicable federal and state securities laws and does not affect the exemption from registration relied upon by the Company in this offering). All or less than all of the Warrants represented by this Certificate may be exercised and, in case of the exercise of less than all, the Company, upon receipt of this Warrant Certificate, will at the Company's expense deliver to the surrendering Holder a new Warrant Certificate or Certificates (in such denominations as may be requested by the Holder) of like tenor, containing the same terms as this Warrant Certificate and dated the date hereof entitling the Holder to purchase the number of Shares represented by this Certificate which have not been exercised.

                  3. Exchange, Transfer and Replacement.

                           (a) Exchange. At any time prior to the exercise
hereof, this Certificate may be exchanged upon presentation and surrender to the Company, alone or with other Certificates of like tenor of different denominations registered in the name of the same Holder, for another Certificate or Certificates of like tenor, containing the same terms as the Warrant Certificate, in the name of such Holder, exercisable for the aggregate number of Shares as provided in the Certificate or Certificates surrendered.

                           (b) Replacement of Warrant Certificate. Upon receipt
of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company, at its expense, will execute and



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deliver in lieu thereof, a new Warrant Certificate of like tenor and containing the same terms and conditions as this Warrant Certificate.

                           (c) Cancellation; Payment of Expenses. Upon the
surrender of this Warrant Certificate to the Company in connection with any transfer, exchange or replacement as provided in this Section 3, this Warrant Certificate shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes and the Holder's income taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder as any transferees) and charges payable in connection with the preparation, execution and delivery of Warrant Certificates pursuant to this Section 3.

                           (d) Warrant Register. The Company shall maintain, at
its principal executive offices (or at the offices of the transfer agent for the Warrant Certificate or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant Certificate (the "Warrant Register"), in which the Company shall record the name and address of the entity in whose name this Warrant Certificate has been issued, as well as the name and address of each permitted transferee and each prior owner of this Warrant Certificate.

                  4. Rights and Obligations of Holders of this Certificate. The Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the Holder hereof upon exercise of some or all of the Warrants, such Holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Certificate, together with a duly executed Purchase Form, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such share certificate.

                  5. Adjustments.

                           (a) Stock Dividends, Reclassifications,
Recapitalizations, Etc. In the event the Company: (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common



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Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

                           (b) Cash Dividends and Other Distributions. In the
event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 5(a), (y) any rights, options, warrants or securities described in Section 5(c) and (z) any cash dividends or other cash distributions from current earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant Certificate shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant Certificate immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be such Current Market Value (as hereinafter defined) per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. No adjustment shall be made pursuant to this Section 5(b) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant Certificate or increasing the Exercise Price.

                           (c) Rights Issue. In the event that at any time or
from time to time the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock to all holders of Common Stock (other than in connection with the adoption or implementation of a shareholder rights plan by the Company or in connection with existing or future employee stock option plans approved by the Board of Directors of the Company) without any charge, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that as of the record date for such



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issuance is less than the then Current Market Value per share of Common Stock, the number of shares of Common Stock issuable upon the exercise of each Warrant Certificate shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant Certificate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrant or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, option, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 5(c) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant Certificate or of increasing the Exercise Price.

                           (d) Combination; Liquidation.

                                    (i) Except as provided in Section 5(d)(ii)
below, in the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant Certificates the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant Certificate been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof). Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination, if it is other than the Company, will assume by written instrument the obligations under this Warrant Certificate and the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. The provisions of this Section 5(d)(i) shall similarly apply to successive Combinations involving any Successor Company. "Combination" means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock



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company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                                    (ii) In the event of (x) a Combination where
consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holder shall be entitled to receive, upon surrender of this Warrant Certificate, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant Certificates, as if the Warrant Certificates had been exercised immediately prior to such event, less the Exercise Price. In case of any Combination described in this Section 5(d)(ii), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly following the consummation of such combination or at the time of such dissolution, liquidation or winding-up with an agent or trustee for the benefit of the Holder, the funds, if any, necessary to pay to the Holder the amounts to which it is entitled as described above. After such funds and the surrendered Warrant Certificate is received, the Company is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering the Warrant Certificate.

                           (e) Notice of Adjustment. Whenever the Exercise Price
or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant Certificate is adjusted, as provided in this
Section 5, the Company shall deliver to the Holder of the Warrant Certificate in accordance with Section 10, a certificate of the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of Warrant Certificate after giving effect to such adjustment.

                           (f) Notice of Certain Transactions. In the event that
the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (d) to effect the voluntary or involuntary dissolution,



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liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to the Holder a notice of such proposed action or offer. Such notice shall be mailed to the Holder at the address as it appears in the Warrant Register (as defined in Section 2(d)), which notice shall specify the record date for and the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the number of shares of Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of this Warrant Certificate and the Exercise Price after giving effect to any adjustment pursuant to Section 5 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or
(b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

                           (g) Current Market Value. "Current Market Value" per
share of Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the value of the security, determined in good faith by the Board of Directors of the Company or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the common Stock is being traded (each, a "Trading Day") during the period commencing ten (10) Trading Days before such date and ending on the date one (1) Trading Day prior to such date, or if the security has been registered under the Exchange Act for less than ten (10) consecutive Trading Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Trading Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least five (5) Trading Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

                           (h) No Impairment of Holder's Rights. The Company
will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, except as contemplated hereby, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all



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action as may be necessary or appropriate in order to protect the rights of the
Holder against dilution or other impairment

                  6. Registration Rights. (a) If, at any time while this Warrant Certificate is exercisable or the Holder owns any shares of the Company's Common Stock received upon exercise of this Warrant Certificate and such shares are not tradable pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended, the Company decides to register any of its securities for its own account or for the account of others (including, without limitation, registrations contemplated in connection with the Class B Preferred Stock of the Company (the "Class B Preferred"), but excluding registrations relating to equity securities to be issued solely in connection with an acquisition of any entity or business or in connection with stock option or other employee benefit plans), the Company will promptly give the Holder written notice thereof and will (subject only to obtaining any required consents of shareholders of the Class B Preferred, which the Company will use its best efforts to obtain) include in such registration all or any part of the Shares which may be received (or have previously been received) upon exercise of this Warrant Certificate, and all or any part of any additional shares of Common Stock issuable pursuant to subparagraph (b) of this Section 6, in accordance with the request of such Holder (excluding any Registrable Securities previously included in a Registration Statement). The Holder's request for registration must be given to the Company in writing within twenty (20) days after receipt of the notice from the Company. If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Holder as part of the above-described written notice. In such event, if the managing underwriter(s) of the public offering impose a limitation in writing on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the shares requested by the Holder which the managing underwriter(s) deems appropriate giving first preference to the shares to be sold by the Company; provided, however, that the number of shares requested by the Holder to be included in such underwriting shall not be so limited unless all other securities proposed to be included therein (other than those owned by the Company) are also so limited on a pari passu basis.

                  (b) In the event that the Company shall fail to cause the registration statement contemplated in connection with the offering of the Class B Preferred (the "Registration Statement") to be declared effective prior to July 1, 2000 (the "Effectiveness Deadline"), the Company shall issue to the Holder as compensation therefor additional shares of Common Stock (the "Default Shares") equal to (i) 1% of the Shares for each 30 days or part thereof effectiveness is delayed until 60 days after the Effectiveness Deadline and (ii) 2% of the Shares for each 30 days or part thereof effectiveness is delayed beyond 60 days after the Effectiveness Deadline.



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                  (c) In the event that the Company shall (i) fail to cause the
Registration Statement to be declared effective prior to October 1, 2000 or (ii) fail to satisfy the Share Authorization Condition prior to October 1, 2000, the Holder shall have the right, exercisable in its sole discretion by written notice to the Company (the "Put Notice") given at any time through December 31, 2000, to sell the Warrants back to the Company (and to require the Company to purchase same) for an aggregate consideration of $550,000. The Put Notice shall designate a closing date for such purchase and sale (the "Closing"), which shall be determined by the Holder in its sole discretion but shall be not less than five (5) business days after the date of such Notice. Unless the parties otherwise agree in writing, the Closing shall take place at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022. At the Closing, the Company shall pay $550,000 by wire transfer of immediately available funds to such bank account or accounts as the Holder shall designate in the Put Notice, upon receipt of which the Holder shall deliver the Warrant Certificate to the Company.

                  7. Issuance of Certificates. Within three (3) Trading Days of receipt of a duly completed Election to Purchase form, together with this Certificate and payment of the Exercise Price, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant Certificate, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which that holder shall be entitled on such exercise. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. Prior to registration of the resale of the shares of Common Stock underlying this Warrant Certificate, all such certificates shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the 1933 Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant Certificate.

                  8. Disposition of Warrants or Shares. The Holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the 1933 Act. Furthermore, it shall be a condition to the transfer of this Warrant Certificate that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the relevant terms and conditions contained in this Warrant Certificate.

                  9. Reserve for Issuance. Subject to the condition precedent set forth in clause (b) of Section 1 hereof, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Holder's right to purchase Shares pursuant to this Warrant Certificate and for the issuance of such Shares and of any additional shares of Common Stock pursuant to subparagraph (b) of Section 6 hereof, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all such shares of Common Stock, upon receipt by the Company of the purchase price, if any, therefor, shall be validly issued, fully paid, nonassessable and free of preemptive rights.

                  10. Merger or Consolidation. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant Certificate to be performed and observed by the Company.

                  11. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 11):

                  If to the Company:

                  Coyote Network Systems, Inc.
                  4360 Park Terrace Drive
                  Westlake Village, CA 91361
                  Attention: President

                  with a copy to:

                  Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C. 1775 Sherman Street, Suite 2100
                  Denver, CO 80203
                  Attention: Timothy G. Atkinson, Esq.



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

                  If to Holder:

                  First Venture Leasing, LLC
                  777 Summer Street
                  Stamford, CT 06901
                  Attn: Robert Loonin

                  With a copy to:

                  Duval & Stachenfeld LLP
                  300 East 42nd Street
                  New York, NY 10017
                  Attn: Harsha Murthy, Esq.

Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with the original Warrant Certificate to be exercised and payment of the Exercise Price in the manner set forth in this Warrant Certificate.

                  12. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  13. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

                  14. Severability. If any provision of this Warrant Certificate is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate, and the balance hereof shall be interpreted as if such provision were so excluded.

                  15. No Short Sales. Holder agrees that so long as it possesses Warrants under this Warrant Certificate, it will not engage in any short sales of the Company's Common Stock, "short sales against the box," or any similar hedged trading of the Company's Common Stock.

                  16. Modification and Waiver. This Warrant Certificate and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

                  17. Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant Certificate were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant Certificate and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                  18. Assignment. This Warrant Certificate may not be transferred or assigned, in whole or in part, without the prior written consent of the Company.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                                        COYOTE NETWORK SYSTEMS, INC.

Date:  April 12, 2000                   By: /s/ Brian A. Robson
                                            ------------------------------
                                            Name: Brian A. Robson
                                            Title: Chief Financial Officer


                                        FIRST VENTURE LEASING, LLC

Date:  April 12, 2000                   By: /s/ Robert Loonin
                                            ------------------------------
                                            Name: Robert Loonin
                                            Title: Managing Member

                                    EXHIBIT A


ELECTION TO PURCHASE

To Be Executed by the Holder
in Order to Exercise the Common Stock
Purchase Warrant Certificate

                  The undersigned Holder hereby elects to exercise _______ of the Warrants represented by the attached Common Stock Purchase Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for securities be issued in the name of:

           ----------------------------------------------------------
                     (Please type or print name and address)

           ----------------------------------------------------------

           ----------------------------------------------------------

           ----------------------------------------------------------
                 (Social Security or Tax Identification Number)

           and delivered to:
                            -----------------------------------------
                                                                     .
           ----------------------------------------------------------
         (Please type or print name and address if different from above)

If such number of Warrants being exercised hereby shall not be all the Warrants evidenced by the attached Common Stock Purchase Warrant Certificate, a new Common Stock Purchase Warrant Certificate for the balance of such Warrants shall be registered in the name of, and delivered to, the Holder at the address set forth below.

                  In full payment of the Exercise Price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of Coyote Network Systems, Inc.

                                             HOLDER:

Dated:                                       By:
      ----------------------                    --------------------------------
                                                Name:
                                                Title:
                                                Address:

                           NOTICE OF WARRANT TRANSFER

         For good and valuable consideration, the receipt of which is hereby acknowledged, First Venture Leasing hereby transfers and conveys to Jonathan Brooks, all of its right, title and interest in the attached Warrant Certificate, relating to the purchase of 25,000 shares of common stock of Coyote Network Systems, Inc. (the "Company"). In effecting this transfer, and as a material inducement to the consent from the Company as set forth below, First Venture Leasing represents and warrants that this transfer is to an accredited investor and was made in compliance with all securities, laws and regulations of the United States in applicable states.

                                   FIRST VENTURE LEASING.,

Date: April 12, 2000                    By: /s/ Robert Loonin
      --------------                        -------------------------------
                                            Name: Robert Loonin
                                            Its: Managing Member


                  Representations and Warranties of Transferee

         As a material inducement to the transfer described herein and for the benefit of First Venture and the Company, Jonathan Brooks hereby represents and warrants, (a) that it is an accredited investor within the meanings of Federal Securities Laws and is obtaining its interest for investment purposes, without the intention of resale; and (b) that it has read the provisions of the Warrant Certificates and, upon transfer, agrees to be bound to those provisions as an original party.

                                        JONATHAN BROOKS

Date: April 12, 2000                    By: /s/ Jonathan Brooks
      --------------                        -------------------------------


                               Consent to Transfer

         Based upon the representations and warranties set forth above, the Company hereby consents to the transfer described therein.

                                   COYOTE NETWORK SYSTEMS, INC.

Date: April 12, 2000                    By: /s/ Brian A. Robson
      --------------                        -------------------------------
                                            Name: Brian A. Robson
                                            Its: Chief Financial Officer

                           NOTICE OF WARRANT TRANSFER

         For good and valuable consideration, the receipt of which is hereby acknowledged, First Venture Leasing hereby transfers and conveys to Jeffrey Thorp, all of its right, title and interest in the attached Warrant Certificate, relating to the purchase of 25,000 shares of common stock of Coyote Network Systems, Inc. (the "Company"). In effecting this transfer, and as a material inducement to the consent from the Company as set forth below, First Venture Leasing represents and warrants that this transfer is to an accredited investor and was made in compliance with all securities, laws and regulations of the United States in applicable states.

                                        FIRST VENTURE LEASING.,

Date: April 12, 2000                         By: /s/ Robert Loonin
      --------------                             -------------------------------
                                                 Name: Robert Loonin
                                                 Its: Managing Member


                  Representations and Warranties of Transferee

         As a material inducement to the transfer described herein and for the benefit of First Venture and the Company, Jeffrey Thorp hereby represents and warrants, (a) that it is an accredited investor within the meanings of Federal Securities Laws and is obtaining its interest for investment purposes, without the intention of resale; and (b) that it has read the provisions of the Warrant Certificates and, upon transfer, agrees to be bound to those provisions as an original party.

                                             JEFFREY THORP

Date: April 12, 2000                         By: /s/ Jeffrey Thorp
      --------------                             -------------------------------


                               Consent to Transfer

         Based upon the representations and warranties set forth above, the Company hereby consents to the transfer described therein.

                                        COYOTE NETWORK SYSTEMS, INC.

Date: April 12, 2000                         By: /s/ Brian A. Robson
      --------------                             -------------------------------
                                             Name: Brian A. Robson
                                             Its: Chief Financial Officer